UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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BROADVIEW INSTITUTE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BROADVIEW INSTITUTE, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held

August 27, 2014

TO THE SHAREHOLDERS OF BROADVIEW INSTITUTE, INC.:

The 2014 Annual Meeting of Shareholders of Broadview Institute, Inc. (the “Company”) will be held at Globe University, 8147 Globe Drive, Woodbury, Minnesota, 55125 on Wednesday, August 27, 2014 at 1:00 P.M., Central Daylight Saving Time, for the following purposes:

1.	To set the number of members of the Board of Directors at four (4).

2.	To elect directors of the Company for the ensuing year.

3.	To take action upon any other business that may properly come before the meeting or any adjournment thereof.

Only shareholders of record shown on the books of the Company at the close of business on July 18, 2014, will be entitled to vote at the meeting or any adjournment thereof. Each shareholder is entitled to one vote per share on all matters to be voted on at the meeting.

You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, please sign, date and return your proxy card (the “Proxy”) in the return envelope provided as soon as possible. Your cooperation in promptly signing and returning your Proxy will help avoid further solicitation expense for the Company.

This Notice of Annual Meeting, the Proxy Statement and the enclosed Proxy are sent to you by order of the Board of Directors.

TERRY L. MYHRE

Chairman of the Board

JEFFREY D. MYHRE

Chief Executive Officer

Dated:     July 25, 2014

Woodbury, Minnesota

BROADVIEW INSTITUTE, INC.

Proxy Statement

for

Annual Meeting of Shareholders

to be held August 27, 2014

INTRODUCTION

Your proxy card (“Proxy”) is solicited by the Board of Directors of Broadview Institute, Inc. (the “Company”) for use at the Annual Meeting of Shareholders (the “meeting” or “Annual Meeting”) to be held on August 27, 2014 and at any adjournment thereof, for the purposes set forth in the attached Notice of Annual Meeting.

We will bear the cost of soliciting Proxies, including preparing, assembling and mailing the Proxies and soliciting material. Our directors, officers, and regular employees may, without compensation other than their regular compensation, solicit Proxies personally, by telephone or electronic communication including facsimile and electronic mail.

Any shareholder submitting a Proxy may revoke it at any time prior to its use at the meeting by giving written notice of such revocation to our Secretary or other officer or by delivering a new written Proxy to one of our officers. Personal attendance at the meeting is not, by itself, sufficient to revoke a Proxy unless written notice of the revocation or a subsequent Proxy is delivered to an officer before the revoked or superseded Proxy is used at the meeting.

Proxies not revoked will be voted in accordance with the choice specified by means of the ballot provided on the Proxy for that purpose. Proxies which are signed but which lack any such specification will, subject to the following, be voted in favor of the number and slate of directors proposed by our Board of Directors (the “Board”) and listed herein. If a shareholder abstains from voting as to the number of directors, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to the proposal will have the same effect as votes against such proposal. If a broker returns a “non-vote” proxy on the election of directors (which is considered a “non-routine” matter under New York Stock Exchange (“NYSE”) rules governing broker voting), indicating a lack of voting instruction by the beneficial holder of the shares and lack of discretionary authority on the part of the broker to vote on such proposal, then the shares covered by such non-vote shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter. The proposal setting the number of directors is considered a “routine” matter under applicable NYSE rules governing broker voting, and therefore brokers that do not receive a voting instruction by the beneficial holder of the shares will have discretionary authority to vote the shares on such proposal.

The mailing address of the Company's principal executive office is 8147 Globe Drive, Woodbury, Minnesota, 55125. We expect that this Proxy Statement, the related Proxy, Notice of the Annual Meeting and our Annual Report to Shareholders for the 2014 fiscal year will first be mailed to the shareholders on or about July 25, 2014. If you have any questions regarding the information contained in the Proxy Statement or regarding the completion of the enclosed Proxy or would like directions to the Annual Meeting, please call the Company at (651) 332-8060.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 27, 2014

Our 2014 Notice of Annual Meeting, Proxy Statement, Proxy Card, and Annual Report to Shareholders are available at: http://www.astproxyportal.com/ast/04581/

OUTSTANDING SHARES AND VOTING RIGHTS

Our Board of Directors has fixed July 18, 2014 as the record date for determining shareholders entitled to vote at the Annual Meeting. Persons who were not shareholders on such date will not be allowed to vote at the Annual Meeting. At the close of business on July 18, 2014, 83,508,252 shares of our Common Stock, par value $.01 per share, and 5,000,000 shares of our Series B Preferred Stock, par value $.01 per share, were issued and outstanding. Common Stock and Series B Preferred Stock are our only outstanding classes of stock. Each share of Common Stock and Series B Preferred Stock is entitled to one vote and holders of Common Stock and Series B Preferred Stock will vote together as a single class on the matters set forth in the Notice of Annual Meeting. Holders of the Common Stock and Series B Preferred Stock are not entitled to cumulative voting rights in the election of directors. The presence at the Annual Meeting in person or by proxy of the holders of a majority of the outstanding shares of our Common Stock and Series B Preferred Stock constitutes a quorum for transaction of business.

PRINCIPAL SHAREHOLDERS

The following table provides information concerning the only persons known to us to be the beneficial owners of more than five percent (5%) of our outstanding Common Stock as of July 18, 2014.

Name and Address	Amount and Nature of	Percent of
of Beneficial Owner	Shares Beneficially Owned (1)	Class (2)

Terry L. Myhre 4156 Brynwood Drive Naples, FL 34119	94,110,241 (3)	96.5%

(1)

Unless otherwise indicated, the person listed above as the beneficial owner of the shares has sole voting and sole investment power over the shares. The share amounts are based upon information set forth in the shareholder's filings with the Securities and Exchange Commission (“SEC”).

(2)

Shares not outstanding but deemed beneficially owned by virtue of the right of the person to acquire them as of July 18, 2014 or within sixty (60) days of such date, are treated as outstanding only when determining the percent owned by such person.

(3)

Includes 9,000,000 shares of Common Stock which may be purchased upon exercise of a currently exercisable warrant and 5,000,000 shares of Common Stock issuable upon conversion of Series B Preferred Stock. Mr. Terry Myhre beneficially owns 100% of our outstanding Series B Preferred Stock.

MANAGEMENT SHAREHOLDINGS

The following table sets forth the number of shares of our Common Stock beneficially owned as of July 18, 2014 by each of our named executive officers named in the “Summary Executive Compensation Table”, by each of our current directors and director nominees, and by all of our current directors and executive officers (including the named executive officers) as a group.

Name of Director or Officer or Identity of Group	Number of Shares Beneficially Owned	(1)	Percent of Class (2)
Terry L. Myhre	94,110,241	(3)	96.5%
Roger C. Kuhl	1,490,750		1.8
Jeffrey D. Myhre	128,000		*
Kenneth J. McCarthy	44,000		*
James S. Redpath	32,000		*
Robert A. Kramarczuk	12,000		*
Current Directors and Executive Officers as a Group (6 persons)	95,816,991	(3)	98.3%
			*Less than 1%

(1)

Unless otherwise indicated, the person listed as the beneficial owner of the shares has sole voting and sole investment power over the shares. The share amounts are based upon information set forth in the shareholder's latest filing with the SEC.

(2)

Shares not outstanding but deemed beneficially owned by virtue of the right of the person to acquire them as of July 18, 2014, or within sixty (60) days of such date, are treated as outstanding only when determining the percent owned by such person and when determining the percent owned by a group, of which such person is a member.

(3)

Includes 9,000,000 shares of Common Stock that may be purchased upon exercise of a currently exercisable warrant and 5,000,000 shares of Common Stock issuable upon conversion of Series B Preferred Stock. Mr. Terry Myhre beneficially owns 100% of our outstanding Series B Preferred Stock.

CORPORATE GOVERNANCE

Our business affairs are conducted under the direction of the Board of Directors in accordance with the Minnesota Business Corporation Act and our Articles of Incorporation and Bylaws.  Members of the Board of Directors are informed of our business through discussions with management, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.  Certain corporate governance practices that we follow are summarized below.

Independence

The Board has determined that as of the date of this Proxy Statement, two of its four current members are “independent directors” as defined by the rules of the Nasdaq Stock Market (“NASDAQ”).  Although the Company is not listed on NASDAQ, it has chosen to evaluate director independence in accordance with applicable NASDAQ rules. Our independent directors are Robert Kramarczuk and James Redpath.

Code of Ethics

The Company has adopted a Code of Ethics, which applies to the business conduct of directors, officers, and employees. Our Code of Ethics was filed as an exhibit to our annual report on Form 10-K for fiscal year ended March 31, 2009. If we make any substantive amendments to our Code of Ethics or grant any waiver, including any implicit waiver from a provision of the Code of Ethics for our directors or executive officers, we will disclose the nature of such amendment or waiver in a report on Form 8-K.

Board and Committee Meetings

During fiscal year 2014 the Board held five meetings. Each director attended at least 75% of the meetings of the Board, and the committees on which such director served.

Director Attendance Policy

Directors’ attendance at our Annual Meetings of Shareholders can provide our shareholders with an opportunity to communicate with directors about issues affecting Broadview Institute, Inc. Accordingly, all directors are expected and encouraged to attend Annual Meetings of Shareholders. All of our directors attended the last Annual Meeting of Shareholders, which was held in August 2013.

Committees of the Board

Our Board of Directors has two standing committees, the Audit Committee and the Compensation Committee.  The members of the Audit Committee are James Redpath (Chairman) and Robert Kramarczuk. The members of the Compensation Committee are Terry Myhre (Chairman) and Robert Kramarczuk.

Audit Committee Independence and Financial Expert Status

Members of the Audit Committee of Broadview Institute, Inc. are considered “independent directors” under applicable NASDAQ and SEC rules. The Audit Committee reviews, in consultation with the independent auditors: our financial statements, accounting and other policies, accounting systems and the adequacy of internal controls for compliance with corporate policies and directives.  The Audit Committee is responsible for the engagement of our independent auditors and reviews other matters relating to our relationship with our independent auditors.  The Audit Committee acts pursuant to a written charter, which is available on the Company’s website (www.broadviewinstitute.com).

The Board has determined that James Redpath, who is considered an “independent director” under NASDAQ and SEC rules applicable to audit committee members, is the “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K.  We acknowledge that the designation of Mr. Redpath as the audit committee financial expert does not impose on Mr. Redpath any duties, obligations or liability that are greater than the duties, obligations and liability imposed on Mr. Redpath as a member of the Audit Committee and the Board of Directors in the absence of such designation or identification.  The Audit Committee’s Report is included on page 12.  The Audit Committee met four times during fiscal 2014.

Pre-Approval Policies and Procedures

Pursuant to its written charter, the Audit Committee is required to pre-approve all audit and non-audit services performed by our independent auditors in order to assure that the provision of such services does not impair the auditor’s independence. A pre-approval policy was approved by the Audit Committee on May 17, 2004. Unless a particular service has received general pre-approval by the Audit Committee, each service provided must be specifically pre-approved. Any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee. The Audit Committee may delegate pre-approval authority to James Redpath, Chairman of the Audit Committee, who will then report any pre-approval decisions to the Audit Committee at its next scheduled meeting. All of the Audit-related fees in the table on page 11 were pre-approved by the Audit Committee.

Compensation Committee

The Compensation Committee recommends to the Board of Directors the compensation for our executive officers.  In addition, the committee is vested with the same authority as the Board of Directors with respect to the granting of awards and the administration of our plans. The Compensation Committee does not have a written charter. Neither the Compensation Committee nor the Board of Directors engages compensation consultants to assist in determining or recommending the amount or form of compensation for executive officers or directors, and the Compensation Committee may not delegate its authority over executive compensation to any other persons. Terry Myhre, Chairman of the Board of Directors and the Compensation Committee, who is not considered an “independent director” under NASDAQ rules, does have a role in determining or recommending the amount or form of executive officer or director compensation. Jeffrey Myhre, our Chief Executive Officer (“CEO”), is the son of Terry Myhre. The Compensation Committee met one time during fiscal year 2014.

Nominating Procedures and Policy

Broadview Institute, Inc. does not have a formal nominating committee. Our Board of Directors is relatively small in number and two of the four directors are “independent directors” as defined under NASDAQ rules. Accordingly, the Board does not see the need for a formal separate nominating committee at this time and the entire Board participates in the consideration of director nominees. The Board does not have a nominating committee charter. The Board’s nominating practice provides for the consideration of candidates recommended by shareholders, directors, third parties, search firms and others.  The nominating practice does not restrict the criteria that the Board can consider when evaluating diversity. The Board typically considers diversity of experience, skills and background as factors in the selection of new director nominees, with the goal of assembling a board of directors with complementary skill sets and viewpoints.  The Board has not adopted a standalone diversity policy at this time. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

In evaluating director nominees, the Board of Directors considers the following factors and qualifications:

●	the appropriate size and the diversity of our Board;

●	the needs of the Board with respect to the particular talents and experience of its directors;

●

the knowledge, skills and experience of nominees, including experience in technology, business, finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

●	familiarity with domestic business matters;

●	age and legal and regulatory requirements;

●	experience with accounting rules and practices;

●	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members;

●	experience in our industry;

●	experience as a board member of another publicly held company; and

●	academic expertise in an area of our operations.

The Board of Directors will consider the attributes of candidates nominated and the needs of the Board, and will review all candidates in the same manner. Shareholders who wish to recommend one or more persons for election as a director must provide written recommendation to the Company’s principal offices at 8147 Globe Drive, Woodbury, MN, 55125, directed to the attention of the Secretary. The Secretary will forward the recommendations to the full Board for consideration.

Any recommendations so submitted by a shareholder must include the name and address of the shareholder and the class and number of shares such shareholder owns. With respect to the nominee recommended by the shareholder, the shareholder should include the nominee’s name, age, business address, residence address, current principal occupation, five year employment history with employer names and a description of the employer’s business, the number of shares beneficially owned by the nominee, whether such nominee can read and understand basic financial statements, and other board memberships, if any. The recommendation must be accompanied by a written consent of the nominee to stand for election if nominated by the Board of Directors and to serve if elected by the shareholders. We may require any nominee to furnish additional information that may be needed to determine the eligibility of the nominee and to consider such person for election.

The Board of Directors believes that candidates for directors should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 25 years of age, having familiarity with our business and industry, having high moral character and mature judgment, being able to work collegially with others, and not currently serving on more than three boards of other public companies. The Board may, however, modify these minimum qualifications from time to time.

Procedures for Shareholder Communications to Directors

Shareholders may communicate directly with the Company’s Board of Directors. All communications should be in writing and should be directed to the Secretary at the Company’s principal offices: 8147 Globe Drive, Woodbury, MN, 55125. Each communication should prominently indicate on the outside of the envelope that it is intended for the Board of Directors, a committee of the Board of Directors, or one or more specific directors. If no individual director is specified, the communication will be forwarded to the entire Board.

Shareholders who wish to present a proposal not involving a director nomination at an annual meeting of shareholders must provide a written notice to our Chief Financial Officer (“CFO”):

Kenneth J. McCarthy, CFO

Broadview Institute, Inc.

8147 Globe Drive

Woodbury, MN  55125

For each proposal, the notice must include a brief description of the matter to be brought before the meeting, the reasons to bring the matter before the meeting and the shareholder’s name, address, the number of shares such shareholder owns and any material interest the shareholder may have in the proposal, and must be received by the Company on or before the date specified under “Shareholder Proposals” at the end of this Proxy Statement.  The CFO will forward the proposals and recommendations to the Board of Directors.

The Board’s Role in Risk Oversight

It is management’s responsibility to manage risk and bring to the Board’s attention the most material risks to the Company. The Board has oversight responsibility of the processes established to report and monitor systems for material risks applicable to the Company. The Audit Committee provides oversight of management with respect to enterprise-wide risk management, which focuses primarily on risks relating to the Company’s ability to maintain appropriate levels of insurance coverage, risks relating to information system backup and recovery, and financial and accounting, legal and compliance risks, including oversight of internal controls over financial reporting. In addition, the Compensation Committee considers risks related to the attraction and retention of talent and risks relating to the design of compensation programs and arrangements. The Compensation Committee also reviews compensation and benefits plans affecting employees in addition to those applicable to the executive officers. We have determined that it is not reasonably likely that compensation and benefit plans would create risks that would have a material adverse effect on the Company. The full Board considers strategic risks and opportunities and regularly receives reports from management and the committees, with respect to their areas of responsibility.

Board Leadership Structure

We separate the roles of Chief Executive Officer (“CEO”) and Chairman of the Board (“Chairman”) in recognition of the differences between the two roles. The CEO is responsible for the day to day leadership and performance of the Company, while the Chairman provides guidance to the CEO and sets the agenda for Board meetings and presides over meetings of the full Board. Our CEO, Jeffrey Myhre, is the son of our Chairman, Terry Myhre.

Directors Fees

We paid our two independent directors $1,500 per fiscal quarter during the 2014 fiscal year for their services to the Board. Our other two directors did not receive compensation for the 2014 fiscal year. In addition, we paid our Audit Committee Chairman $1,800 per fiscal quarter during the 2014 fiscal year for services as Audit Committee Chairman. We expect this compensation arrangement to continue for the 2015 fiscal year.

Director Compensation Table

The following table sets forth certain information regarding compensation paid to and earned by the directors who served on the Company’s Board of Directors during fiscal year 2014.

Name	Fees Earned or Paid in Cash	Stock Awards	All Other Compensation	Total
Terry L. Myhre	$-	$-	$-	$-
James S. Redpath	$13,200	$-	$-	$13,200
Roger C. Kuhl	$-	$-	$-	$-
Robert A. Kramarczuk	$6,000	$-	$-	$6,000

PROPOSAL 1 – SET THE NUMBER OF DIRECTORS AT FOUR (4)

PROPOSAL 2 – ELECTION OF DIRECTORS

General Information

Our Bylaws provide that the number of directors shall not be less than the minimum required by law and that, in accordance with such requirement, the number of directors to be elected for the ensuing year shall be determined by the shareholders at each Annual Meeting. The Board of Directors recommends that the number of directors be set at four (4). Under applicable Minnesota law, approval of (i) the proposal to set the number of directors requires the affirmative vote of the holders of a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting at which a quorum is present and with authority to vote on such matters, which for this Annual Meeting, would be not less than the affirmative vote of 22,127,063 shares of the outstanding Common Stock and Series B Preferred Stock, voting together as a class; and (ii) provided the existence of a quorum, the four candidates for election who receive a plurality vote of the shares present and entitled to vote in the affirmative will be elected.

In the election of directors, each Proxy will be voted for setting the number of directors at four (4) unless the Proxy votes against or abstains from the proposal, and each Proxy will be voted for each of the nominees listed below unless the Proxy withholds a vote for one or more of the nominees. Each person elected as a director shall serve for a term of one year and until his successor is duly elected and qualified. All of the nominees are members of the present Board of Directors.

If any of the nominees should be unable to serve as a director by reason of death, incapacity or other unexpected occurrence, the Proxies solicited by the Board of Directors shall be voted by the Proxy representatives for such substitute nominee as is selected by the Board, or, in the absence of such selection, for such fewer number of directors as results from such death, incapacity or other unexpected occurrence.

Nominees for Election as Directors at the 2014 Annual Meeting

The Board of Directors has recommended the following persons as nominees for election as directors at the 2014 Annual Meeting:

Nominee Name	Age (as of Annual Meeting)	Year First Became a Director

Terry L. Myhre	69	2003
James S. Redpath	57	2008
Robert A. Kramarczuk	74	2004
Roger C. Kuhl	68	2009

Certain biographical information relating to each of the nominees for director is set forth below.

Terry L. Myhre, Chairman of the Board, Age 69. Mr. Myhre has served as a director since 2003, as Chairman of the Board since January 2004, and as Chief Executive Officer of the Company from January 2004 to February 2008. Mr. Myhre also is majority owner and has served as President of Minnesota School of Business (“MSB”) since 1988, and is majority owner and has served as President of Globe University (“GU”) since 1972 (collectively “GU/MSB”). Among other attributes, skills, and qualifications, the Board believes that Mr. Myhre is uniquely qualified to serve as a director due to his extensive experience in the post-secondary education services industry and knowledge of our business, which allows him to think strategically about the issues affecting the Company and our industry. Mr. Myhre’s son, Jeffrey D. Myhre, is our Chief Executive Officer.

James S. Redpath, Director, Age 57. Mr. Redpath has served as a director since 2008, and also serves as Chairman of our Audit Committee. Mr. Redpath has served as a Partner of Redpath and Company (f/k/a HLB Tautges Redpath LTD, CPAs and Consultants), since 1982. Among other attributes, skills, and qualifications, the Board believes that Mr. Redpath is uniquely qualified to serve as a director in light of his ability to understand generally accepted accounting principles, internal control over financial reporting, and disclosure controls and procedures, and his experience in analyzing and evaluating financial statements and income tax expertise.

Dr. Robert A. Kramarczuk, Director, Age 74. Dr. Kramarczuk has served as a director since 2004. Dr. Kramarczuk has served as Chairman and CEO of Classic Holdings, Inc., a hospitality, real estate, investment and construction company, since 1995. Dr. Kramarczuk served as Director of the Master of Arts in Management and MBA programs of Hamline University from 2007 to 2012, as Director of the MBA program of Augsburg College from 2004 to 2007, and as Associate Dean of the College of Management at Metropolitan State University from 1997 to 2001. Among other attributes, skills, and qualifications, the Board believes that Dr. Kramarczuk is uniquely qualified to serve as a director due to his significant management and leadership experience and understanding of the post-secondary education services industry, which uniquely enables him to understand our challenges and identify potential strategies and opportunities.

Roger C. Kuhl, Director, Age 68. Mr. Kuhl has served as a director since 2008. Mr. Kuhl has served as Director of Admissions at Minnesota School of Business and Globe University since 1988. Among other attributes, skills, and qualifications, the Board believes that Mr. Kuhl is uniquely qualified to serve as a director due to his extensive admissions and marketing experience in the post-secondary education services industry, which enables him to identify and understand the marketing trends within our industry.

THE BOARD HAS DETERMINED THAT THE NUMBER OF DIRECTORS SERVING ON THE BOARD OF DIRECTORS SHOULD BE SET AT FOUR (4) AND THAT EACH NOMINEE IS QUALIFIED TO SERVE AS A DIRECTOR. THE BOARD RECOMMENDS A VOTE FOR SETTING THE NUMBER OF DIRECTORS AT FOUR (4) AND FOR THE ELECTION OF ITS NOMINEES FOR DIRECTORS.

_______________________________________________________________________

EXECUTIVE COMPENSATION NARRATIVE

As disclosed in the “Corporate Governance” section of this Proxy Statement, our Board has a Compensation Committee that recommends to the Board of Directors the compensation for our executive officers.  The committee is vested with the same authority as the Board of Directors with respect to the granting of awards and the administration of our plans. The Compensation Committee does not have a written charter. Neither the Compensation Committee nor the Board of Directors engages compensation consultants to assist in determining or recommending the amount or form of compensation for executive officers or directors, and the Compensation Committee may not delegate its authority over executive compensation to any other persons. Terry Myhre, Chairman of the Board of Directors and member of the Compensation Committee, who is not considered an “independent director” under NASDAQ rules, does have a role in determining or recommending the amount or form of executive officer or director compensation. Jeffrey Myhre, our CEO, is the son of Terry Myhre.

Our named executive officers are determined in accordance with the rules of the SEC. For fiscal 2014 and 2013, our named executive officers were Jeffrey Myhre, our CEO, and Kenneth McCarthy, our CFO. Our Compensation Committee made no recommendations on executive compensation during our fiscal years ended March 31, 2014 or 2013, as these executive officers received no compensation directly from the Company for the year then ended.

The Compensation Committee has primarily considered the Company’s financial performance and achievement of annual goals and objectives in determining any executive compensation to be paid directly by the Company. As of the date of this Proxy Statement, the Compensation Committee has no Company-paid executive compensation arrangements under consideration.

The relatively minimal involvement our Compensation Committee has had in recent years is largely due to our named executive officers’ services being provided under a Service Level Agreement (“SLA”) with a related party. As described under “Certain Relationships and Related Transactions” below, the Company utilizes executive, administrative, accounting and consulting services provided by Globe University (“GU”) and the Minnesota School of Business (“MSB”) (collectively “GU/MSB”), companies owned by Mr. Terry Myhre and his family, including CEO Jeffrey Myhre, pursuant to the SLA between the Company and GU/MSB. Some of the services provided by GU/MSB under this arrangement include chief financial and chief executive officer services, as well as information technology support, finance and accounting services, human resources support, student financial aid consulting and curriculum consulting. The SLA automatically renews for one-year periods every July, but may be terminated by either party upon 30 days’ notice.

The Company incurs a monthly management fee payable to GU/MSB under the terms of the SLA. This fee is negotiated based on analysis of the cost and scope of services provided. Such analysis is performed as deemed necessary by either party, or annually at a minimum. The Company’s Board of Directors approves any changes to the monthly fee. Effective October 1, 2012, the monthly management fee was reduced from $75,000 to $50,000.

Management believes the monthly charges under the SLA are competitive with, or less than, what the Company would have to pay to provide these services or to obtain them from another third party. The Company’s expenses for services under the SLA were $600,000 and $750,000 for our fiscal years ended March 31, 2014 and 2013. The portion of these management fees related to executive leadership was $40,000 for each of the years then ended.

Summary Executive Compensation Table

The following table sets forth certain information regarding compensation for our last two fiscal years paid to our named executive officers.

Name and Principal Position(1)	Fiscal Year	Salary	Bonus	Stock Awards	All Other Compensation	Total

Jeffrey D. Myhre	2014	$-	$-	$-	$-	$-
Chief Executive Officer	2013	$-	$-	$-	$-	$-

Kenneth J. McCarthy	2014	$-	$-	$-	$-	$-
Chief Financial Officer	2013	$-	$-	$-	$-	$-

(1)

The services of Mr. Jeffrey Myhre and Mr. McCarthy are included in the executive, administrative, accounting and consulting services that GU/MSB provides according to the terms of the SLA between the Company and GU/MSB. See “Certain Relationships and Related Transactions” for further detail. None of the named executive officers has an employment agreement with the Company.

Outstanding Equity Awards at 2014 Fiscal Year End

None.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company offers career-focused post-secondary education services through its wholly-owned subsidiary, C Square Educational Enterprises, Inc., a Utah corporation (d/b/a Broadview University and Broadview Entertainment Arts University, and hereafter referred to as “Broadview University” or the “University”). Certain Broadview University students received funding toward the cost of their education from Myhre Investments, LLC, an entity owned by Mr. Terry Myhre. Myhre Investments, LLC had $1,337,256 and $1,233,571 in loans outstanding to University students at March 31, 2014 and 2013.

Broadview University is a party to a lease agreement with Myhre Holdings-Utah, LLC, an entity wholly-owned by Myhre Holdings, Inc., which is owned by the heirs of Mr. Terry Myhre, including Company CEO Jeffrey Myhre. Under the agreement, the University leases a 31,200 square foot building located in Layton, Utah. The lease is for an initial period of ten years with two additional five-year renewal options. The agreement is a “triple net” lease with monthly base rent of $36,400 and an initial security deposit of $32,500. Broadview Institute, Inc. guaranteed the lease. Rent expense for the Layton facility was $436,800 and $440,640 for the years ended March 31, 2014 and 2013.

Broadview University is a party to a lease agreement with Myhre Holdings-Orem, LLC, an entity wholly-owned by Myhre Holdings, Inc. Under the agreement, the University leases a 31,200 square foot building located in Orem, Utah. The lease is for an initial period of ten years with two additional five-year renewal options. The agreement is a “triple net” lease with monthly base rent of $51,400 and an initial security deposit of $48,100. Broadview Institute, Inc. guaranteed the lease. Rent expense for the Orem facility was $603,600 and $577,200 for the years ended March 31, 2014 and 2013.

Broadview University is party to a lease agreement with Myhre Holdings-Meridian, LLC, an entity wholly-owned by Myhre Holdings, Inc. Under the agreement, the University leases a 31,200 square foot building located in Boise, Idaho. The lease is for an initial period of ten years with two additional five-year renewal options. The agreement is a “triple net” lease with monthly base rent of $39,000. Rent expense for the Boise facility was $468,000 for each of the years ended March 31, 2014 and 2013.

Mr. Myhre has personal guarantees on Broadview University’s facility leases for its West Jordan campus. The total amount of remaining rental payments due under the leases as of March 31, 2014 was approximately $2,989,000.

During the year ended March 31, 2013, the Company paid $96,000 to The Institute of Production & Recording, Inc., an entity owned by Mr. Myhre and CEO Jeffrey Myhre, for the purchase of equipment.

The Company utilizes executive, administrative, accounting and consulting services provided by Globe University (“GU”) and the Minnesota School of Business (“MSB”) (collectively “GU/MSB”), companies owned by Mr. Myhre and CEO Jeffrey Myhre, pursuant to a Service Level Agreement (the “SLA”) between the Company and GU/MSB. Some of the services provided by GU/MSB under this arrangement include chief financial and chief executive officer services, information technology support, finance and accounting services, human resources support, student financial aid consulting and curriculum consulting. The SLA automatically renews for one-year periods every July, but may be terminated by either party upon 30 days’ notice.

The Company incurs a monthly management fee payable to GU/MSB under the terms of the SLA. This fee is negotiated based on analysis of the cost and scope of services provided. Such analysis is performed as deemed necessary by either party, or annually at a minimum. The Company’s Board of Directors approves any changes to the monthly fee. Effective October 1, 2012, the monthly management fee was reduced from $75,000 to $50,000. Management believes the monthly charges under the SLA are competitive with, or less than, what the Company would have to pay to provide these services or to obtain them from another third party.

The Company participates in employee benefit plans, including a self-insured health plan, that are administered by the same service providers as GU and MSB. Claim and benefit payments for the Company’s employees under these plans are made by MSB to the service providers and the Company reimburses MSB for payments made on the Company’s behalf.

The Company utilizes the same third-party provider as GU and MSB for the outsourcing of textbook sales to University students. Under the arrangement, this third party bills MSB for all textbooks purchased by MSB, GU and Broadview University students who use school-issued financial aid vouchers. Commission payments are remitted by the third-party provider to GU or MSB for all textbook sales to students from these three entities, and Broadview receives its portion from GU or MSB for books sold to its students.

During the year ended March 31, 2014, the Company began purchasing digital learning content, including electronic learning devices, through the same vendors as GU and MSB. Payments to the vendors are made by MSB, and the Company reimburses MSB for such purchases made on the Company’s behalf.

The Company, GU and MSB also may reimburse each other for miscellaneous expenditures made by one entity on another entity’s behalf that are outside the scope of the SLA disclosed above.

The following table summarizes the related party transactions with MSB for the years ended March 31, 2014 and 2013:

	Year Ended March 31,
	2014	2013
Balance due to MSB - beginning of period	$674,465	$118,173

Management fees charged by MSB	600,000	750,000
Benefit claims paid by MSB	575,856	834,336
Textbook purchases by MSB	177,576	822,533
Digital learning resources purchased by MSB	918,819	-
Other miscellaneous transactions, net	(213,906)	(138,088)
Broadview payments to MSB	(2,598,008)	(1,712,489)

Balance due to MSB - end of period	$134,802	$674,465

The following table summarizes the related party transactions with GU for the years ended March 31, 2014 and 2013:

	Year Ended March 31,
	2014	2013
Balance due from GU - beginning of period	$-	$-

Textbook commissions received by GU	-	178,679
Other miscellaneous transactions, net	(4,853)	20,307
Broadview payments (from) to GU	4,853	(198,986)

Balance due from GU - end of period	$-	$-

INDEPENDENT AUDITORS

Lurie Besikof Lapidus & Company, LLP (“LBLCO”) acted as our independent auditors for the fiscal years ended March 31, 2014 and 2013. A representative of LBLCO is expected to be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Independent Auditor’s Fees. The following table presents fees for professional services rendered by LBLCO for the fiscal years ended March 31, 2014 and 2013. We first engaged LBLCO to perform the March 31, 2002 audit.

	2014	2013
Audit Fees	$66,000	$61,000
Audit-Related Fees	$2,500	$2,500
Tax Fees	$-	$-
All Other Fees	$-	$-

Our Audit Committee has considered whether provision of the preceding non-audit services is compatible with maintaining LBLCO’s independence and has determined that such services have not adversely affected LBLCO’s independence. Audit fees are for professional services rendered and expenses incurred for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s Forms 10-K and 10-Q or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements. Audit-related fees are for professional fees rendered in connection with compliance reporting and research of accounting or SEC matters not specifically identified within the scope of the audit services described above.

AUDIT COMMITTEE REPORT

The Board of Directors maintains an Audit Committee comprised of two (2) of our outside directors. The Board of Directors and the Audit Committee have determined that the Audit Committee’s current member composition satisfies SEC rules that govern audit committee composition. In accordance with its written charter available on the Company’s website (www.broadviewinstitute.com) adopted by the Board of Directors, the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the Company’s accounting, auditing and financial reporting practices. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

(1)	reviewed and discussed the audited financial statements with management;

(2)

discussed with Lurie Besikof Lapidus & Company, LLP (“LBLCO”), the Company’s independent auditor, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T; and

(3)

received the written disclosures and the letter from LBLCO required by applicable requirements of the PCAOB regarding LBLCO’s communications with the audit committee concerning independence, and has discussed with LBLCO its independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2014, as filed with the Securities and Exchange Commission.

James Redpath, Chairman

Robert Kramarczuk

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors, and persons who own more than 10% of our Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors, and greater than 10% shareholders (“Insiders”) are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To our knowledge, based on a review of the copies of such reports furnished to the Company, during the fiscal year ended March 31, 2014, all Section 16(a) filing requirements applicable to Insiders were complied with.

OTHER BUSINESS

The Board of Directors knows of no other matters to be presented at the 2014 Annual Meeting. If any other matter does properly come before the Meeting, the appointees named in the Proxies will vote the Proxies in accordance with their best judgment.

SHAREHOLDER PROPOSALS

Any appropriate proposal submitted by one of our shareholders and intended to be presented at next year’s 2015 Annual Meeting must be received by the Company by March 27, 2015, to be includable in our proxy statement and related proxy for the 2015 Annual Meeting.

Also, if a shareholder proposal intended to be presented at the 2015 Annual Meeting but not included in our Proxy statement and Proxy is received by the Company after June 9, 2015, then the appointees named in the Proxies form for the 2015 Annual Meeting will have discretionary authority to vote the shares represented by such proxies on the shareholder proposal, if presented at the meeting, without including information about the proposal in our proxy materials.

ANNUAL REPORT

A copy of our Annual Report to Shareholders for the fiscal year ended March 31, 2014, including financial statements, accompanies this Notice of Annual Meeting and Proxy Statement. No part of such report is incorporated herein or is to be considered proxy-soliciting material.

WE WILL FURNISH WITHOUT CHARGE A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 2014, INCLUDING EXHIBITS, TO ANY SHAREHOLDER OF THE COMPANY UPON WRITTEN REQUEST. REQUESTS SHOULD BE SENT TO OUR CHIEF FINANCIAL OFFICER, BROADVIEW INSTITUTE, INC., 8147 GLOBE DRIVE, WOODBURY, MN 55125. THE FISCAL YEAR 2014 ANNUAL REPORT ON FORM 10-K, COMPLETE WITH EXHIBITS, AND THE PROXY STATEMENT ARE ALSO AVAILABLE AT NO COST THROUGH THE EDGAR DATABASE AVAILABLE FROM THE SEC’S INTERNET SITE (WWW.SEC.GOV).

Dated: July 25, 2014

Woodbury, Minnesota

ANNUAL MEETING OF SHAREHOLDERS OF

# BROADVIEW INSTITUTE, INC.

**August 27, 2014**

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

**IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 27, 2014:**
The Notice of Meeting, Proxy Statement and Proxy Card, and the 2014 Annual Report to Shareholders are available at http://www.astproxyportal.com/ast/04581/

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20430000000000000000 8 082714

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

2. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Robert Kramarczuk
- ○ James Redpath
- ○ Terry Myhre
- ○ Roger Kuhl

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

| | FOR | AGAINST | ABSTAIN |
|---|---|---|---|
| 1. Set the number of directors at four (4). | ☐ | ☐ | ☐ |

Other matters: In their discretion, the appointed proxies are authorized to vote upon such other business as may properly come before the meeting.

Signature of Shareholder ________ Date: ________ Signature of Shareholder ________ Date: ________

**Note:** Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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ANNUAL MEETING OF SHAREHOLDERS OF

# BROADVIEW INSTITUTE, INC.

TO BE HELD AUGUST 27, 2014

**THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS**

The undersigned hereby appoints Terry L. Myhre and Kenneth J. McCarthy, or either of them acting alone, with full power of substitution, as proxies to represent and vote, as designated below, all shares of Common Stock and/or Preferred Stock of Broadview Institute, Inc. registered in the name of the undersigned, at the Annual Meeting of the Shareholders to be held on Thursday, August 27, 2014 at 1:00 pm Central Daylight Saving Time, at Globe University, 8147 Globe Drive, Woodbury, Minnesota and at all postponements and adjournments of such meeting. The undersigned hereby revokes all proxies previously granted with respect to such meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN FOR A PARTICULAR PROPOSAL, WILL BE VOTED "FOR" SUCH PROPOSAL.

**(Continued and to be signed on the reverse side)**

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